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FORM OF PROXY – REGISTERED STAPLED UNITHOLDERS

This form of BLUE proxy is solicited by or on behalf of FrontFour Capital Group LLC and its affiliates and Sandpiper Group and its affiliates, (the "Concerned Unitholders") and should be read in conjunction with the accompanying information circular dated May 25, 2017 (the "Concerned Unitholder Circular") for the annual general meeting of trust unitholders of Granite Real Estate Investment Trust ("Granite REIT") and the annual general meeting of shareholders of Granite REIT Inc. ("Granite GP", together with Granite REIT, "Granite") scheduled by Granite to be held concurrently on June 15, 2017 and any adjournment or postponement thereof (the "Meetings").

THIS FORM OF BLUE PROXY IS NOT BEING SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF GRANITE REIT OR GRANITE GP. KINGSDALE ADVISORS MUST RECEIVE COMPLETED BLUE PROXIES NO LATER THAN 12 P.M. (EASTERN TIME) ON JUNE 12, 2017.

The undersigned holder (the "**Unitholder**") of stapled units ("**Stapled Units**") of Granite REIT and Granite GP (each Stapled Unit consisting of one trust unit of Granite REIT (a "**REIT Unit**") and one common share of Granite GP (a "**GP Share**")) hereby appoints Zachary George or, failing him, Samir Manji or, instead of the foregoing, ______________________________, as proxyholder of the undersigned, with full power of substitution, in respect of all of the REIT Units and GP Shares (forming Stapled Units) held by the Unitholder, to attend and act and vote for and on behalf of the undersigned at the Meetings to be held at St. Andrew's Club & Conference Centre, 150 King Street West, 27th Floor, Main Dining Room, Toronto, Ontario, Canada on Thursday, June 15, 2017 at 10 A.M. (Eastern Time) and at any postponement(s) or adjournment(s) thereof, and on every vote or ballot that may take place in consequence thereof, to the same extent and with the same powers as if the undersigned were personally present at the Meetings with authority to vote at the said proxyholder's discretion, except as otherwise specified below. Capitalized terms used and not otherwise defined herein shall have the meaning attributed to such terms in the Concerned Unitholder Circular.

THE CONCERNED UNITHOLDERS RECOMMEND THAT YOU VOTE IN ACCORDANCE WITH ITS RECOMMENDATIONS IN RESPECT OF EACH OF THE ITEMS SET OUT IN ITEMS 1 THROUGH 4 BELOW.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the REIT Units and the GP Shares (forming Stapled Units) represented by this BLUE form of proxy in the following manner:

VOTING RECOMMENDATIONS INDICATED BY BOXES.

1 ELECTION OF TRUSTEES OF GRANITE REIT.

Concerned Unitholders recommend a vote **FOR** the election of the Concerned Unitholder Nominees, being Peter Aghar, Samir Manji and Al Mawani to the board of trustees of Granite REIT. Concerned Unitholders make no recommendation regarding the nominees listed in 4 through 11 below:

A unitholder must indicate a FOR vote only with respect to eight of the eleven Trustee nominees below. UNITHOLDERS ARE NOT TO VOTE "FOR" MORE THAN A TOTAL OF EIGHT TRUSTEE NOMINEES, IF MORE THAN EIGHT TRUSTEE NOMINEES ARE VOTED "FOR", ONLY THE FIRST EIGHT VOTED "FOR" WILL BE RECORDED.

Nominee	For	Withhold	Nominee	For	Withhold
1. Peter Aghar	☐	☐	**2. Samir Manji**	☐	☐
3. Al Mawani	☐	☐			
4. Donald Clow	☐	☐	5. Kelly Marshall	☐	☐
6. Remco G. Daal	☐	☐	7. Michael Forsayeth	☐	☐
8. Gerald Miller	☐	☐	9. Brydon Cruise	☐	☐
10. Peter Dey	☐	☐	11. G. Wesley Voorheis	☐	☐

2 ELECTION OF DIRECTORS OF GRANITE GP.

Concerned Unitholders recommend a vote **FOR** the election of the Concerned Unitholder Nominees, being Peter Aghar, Samir Manji and Al Mawani to the board of directors of Granite GP. Concerned Unitholders make no recommendation regarding the nominees listed in 4 through 11 below:

A shareholder must indicate a FOR vote only with respect to eight of the eleven Director nominees below. SHAREHOLDERS ARE NOT TO VOTE "FOR" MORE THAN A TOTAL OF EIGHT DIRECTOR NOMINEES, IF MORE THAN EIGHT DIRECTOR NOMINEES ARE VOTED "FOR", ONLY THE FIRST EIGHT VOTED "FOR" WILL BE RECORDED.

Nominee	For	Withhold	Nominee	For	Withhold
1. Peter Aghar	☐	☐	**2. Samir Manji**	☐	☐
3. Al Mawani	☐	☐			
4. Donald Clow	☐	☐	5. Kelly Marshall	☐	☐
6. Remco G. Daal	☐	☐	7. Michael Forsayeth	☐	☐
8. Gerald Miller	☐	☐	9. Brydon Cruise	☐	☐
10. Peter Dey	☐	☐	11. G. Wesley Voorheis	☐	☐

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		For	Withhold
3	**RE-APPOINTMENT OF THE AUDITOR OF GRANITE REIT.** Concerned Unitholders recommend a vote FOR the re-appointment of Deloitte LLP, as auditor of Granite REIT.	☐	☐
4	**RE-APPOINTMENT OF THE AUDITOR OF GRANITE GP.** Concerned Unitholders recommend a vote FOR the re-appointment of Deloitte LLP, as auditor of Granite GP and to authorize the directors of Granite GP to fix the auditor's remuneration.	☐	☐

The instructions on the reverse are incorporated into and form part of this BLUE form of proxy. This form of proxy confers discretionary authority to vote on amendments or variations to matters identified in the notice of meeting mailed by Granite with respect to the Meetings and other matters that may properly come before the Meetings, in each case to the extent permitted by law, whether or not the amendment, variation or other matter is routine and whether or not the amendment, variation or other matter is contested. **If you do not specify a choice with respect to voting on the matters above, the REIT Units and GP Shares (forming Stapled Units) represented by this proxy will be voted (as applicable): (1) FOR the election of the Concerned Unitholder Nominees to the board of trustees of Granite REIT; (2) WITHHOLD votes from the election of all eight management nominees to the board of trustees of Granite REIT; (3) FOR the election of the Concerned Unitholder Nominees to the board of directors of Granite GP; (4) WITHHOLD votes from the election of all eight management nominees to the board of directors of Granite GP; (5) FOR the re-appointment of Deloitte LLP as auditor of Granite REIT; and (6) FOR the re-appointment of Deloitte LLP as auditor of Granite GP and authorize the directors of Granite GP to fix the auditor's remuneration, in each case as further described in the Concerned Unitholder Circular.**

By submitting this proxy, the undersigned hereby revokes any proxy previously given.

DATED this ____ day of ____________________, 2017.

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Signature of unitholder

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Name of unitholder (please print)

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Number of Stapled Units represented by this proxy

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Contact telephone number

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KINGSDALE Advisors

For questions or assistance, please contact Kingsdale Advisors

North American Toll Free: 1-855-682-4840

Email: contactus@kingsdaleadvisors.com

Outside North America Call Collect: 1-416-867-2272

Toll Free Facsimile: 1-866-545-5580

YOUR VOTE IS EXTREMELY IMPORTANT – VOTE ONLY YOUR BLUE PROXY TODAY

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YOUR VOTE IS EXTREMELY IMPORTANT – VOTE ONLY YOUR BLUE PROXY TODAY

NOTES TO FORM OF PROXY

1. This proxy is valid only in respect of the annual general meeting of trust unitholders of Granite Real Estate Investment Trust ("**Granite REIT**") and the annual general meeting of shareholders of Granite REIT Inc. ("**Granite GP**", and together with Granite REIT, "**Granite**") scheduled by Granite to be held concurrently on June 15, 2017, and any and all adjournments or postponements thereof (the "**Meetings**").

2. All holders (each a "Unitholder") of stapled units ("**Stapled Units**") of Granite REIT and Granite GP (each Stapled Unit consisting of one trust unit of Granite REIT (a "**REIT Unit**") and one common share of Granite GP (a "**GP Share**") should refer to the accompanying proxy circular dated May 25, 2017 (the "**Concerned Unitholder Circular**") prepared by and on behalf of FrontFour Capital Group LLC and its affiliates and Sandpiper Group and its affiliates (the "**Concerned Unitholders**") for further information regarding completion and use of this proxy and other information pertaining to the Meetings.

3. To be valid, this form of proxy must be signed by you, as the registered holder of REIT Units and GP Shares (forming Stapled Units), or by your attorney authorized in writing. Please sign this form of proxy in the exact manner as the name appears on the reverse side of this page. If this form of proxy is not dated, it will be deemed to bear the date on which it is delivered to Granite or its Transfer Agent, being Computershare Investor Services Inc.

4. If the Unitholder is a corporation or entity, this form of proxy must be signed by a duly authorized representative of the Unitholder.

5. If the REIT Units and GP Shares (forming Stapled Units) are registered in the name of an executor, administrator or trustee, this form of proxy must be signed in exactly the manner as the REIT Units and GP Shares (forming Stapled Units) are registered. If the REIT Units and GP Shares (forming Stapled Units) are registered in the name of a deceased Unitholder, the Unitholder's name must be printed in the space provided and the form of proxy must be signed by the authorized legal representative with his or her name printed below his or her signature.

6. If a REIT Unit and GP Share (forming a Stapled Unit) held by two or more persons, any one of them present or represented by proxy at the Meetings may, in the absence of the other(s), vote in respect of each REIT Unit and GP Share (forming a Stapled Unit) so held, but if more than one of them is present or represented by proxy, they shall vote together in respect of each REIT Unit and GP Share (forming a Stapled Unit) so held.

7. **A Unitholder has the right to appoint a person or entity, who need not be a Unitholder, other than the persons designated in this form of proxy to represent the Unitholder at the Meetings. You may exercise this right by inserting the name of the person you wish to appoint as your representative in the blank space provided on the reverse side of this page, or by submitting another appropriate proxy.**

8. The REIT Units and GP Shares (forming Stapled Units) represented by this proxy will be voted or withheld from voting in accordance with the instructions of the Unitholder on any ballot that may be called for and, if the Unitholder has specified a choice with respect to any matter to be acted upon, the REIT Units and GP Shares (forming Stapled Units) will be voted accordingly. If no choice is specified, the proxyholder designated in this BLUE form of proxy will vote in accordance with the recommendations of the Concerned Unitholders in respect of each of the items 1 through 4.

9. **If any amendments or variations to the matters referred to in this form of proxy are proposed at the Meetings or any postponement(s) or adjournment(s) thereof, or if any other matters, which are not now known to the Concerned Unitholders should properly come before the Meetings or any postponement(s) or adjournment(s) thereof, this form of proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in the discretion of such person, whether or not the amendments, variations or other matters that come before the Meetings are or are not routine, and whether or not the amendments, variations or other matters that come before the Meetings are contested.**

10. To allow sufficient time for your proxy to be delivered for use at the Meetings, we urge you to complete, sign, date and return your BLUE form of proxy so that it is received (at one of the fax numbers, email address or mailing address set out below) **prior to 12 P.M. (Eastern Time) on June 12, 2017**, or if the Meetings are postponed or adjourned, no later than **48** hours (excluding Saturdays, Sundays and holidays) before the Meetings. The Concerned Unitholders will continue to accept proxies received up until the time of the Meetings and make every effort to deliver any proxies received for use at the Meetings.

11. **If you experience any problems voting your BLUE form of proxy, please contact Kingsdale Advisors in the manner set out below and they will be able to assist you to ensure that your vote is counted at the Meetings.**

12. Please vote your BLUE form of proxy today. You do not need to submit the management form of proxy sent to you by Granite. You may submit this BLUE form of proxy even if you have already submitted a management form of proxy.

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PROTECT YOUR INVESTMENT - ACT TODAY. PLEASE ENSURE THAT YOU:

1. COMPLETE THE BLUE PROXY;

2. SIGN AND DATE THE COMPLETED BLUE PROXY; AND

3. DELIVER YOUR COMPLETED BLUE PROXY AS FOLLOWS:

VOTING BY EMAIL	VOTING BY FAX	VOTING BY MAIL OR DELIVERY
Complete, sign and date your BLUE form of proxy. Scan both sides of the proxy and return it by email to: contactus@kingsdaleadvisors.com	Complete, sign and date your BLUE form of proxy and return it by fax to 1-866-545-5580 toll-free or 1-416-867-2271.	Complete, date and sign your BLUE form of proxy and return it to: Kingsdale Advisors The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, ON M5X 1E2